                                                                      Exhibit 99

               IN THE CIRCUIT COURT OF SEBASTIAN COUNTY, ARKANSAS
                               FORT SMITH DISTRICT
                              PROBATE DIVISION III

IN THE MATTER OF THE ESTATE OF
FREDERICK C. BALLMAN, DECEASED                              NO. P-2002-405(III)

                                 PROBATE OF WILL

         On this 9th day of December, 2002, there is presented to the Court for probate an instrument of writing purporting to be the Last Will and Testament of
Frederick C. Ballman, deceased, who died on or about July 29, 2002, a resident of the Fort Smith District of Sebastian County, Arkansas; also submitted to the
Court the testimony of Jo Ann Ballman and Mike Ballman, the subscribing witnesses to said Will, which testimony was taken before Steve Alexander, reduced to writing and appended to said instrument.

         And the Court doth find from the evidence adduced that said instrument was executed at the time, place and by the Testator herein named; that the said
Testator was at the time of signing said instrument upwards of 18 years of age and of sound and disposing mind and memory, and that in the presence of both of the affiants, the aforementioned subscribing witnesses, he, the said Frederick
C. Ballman declared it to be his Last Will and Testament, and subscribed his name thereto in the presence of these affiants; that at the request of said
Testator affiants subscribed their names to said Last Will in his presence and in the presence of each other, that the subscriptions to the foregoing instrument of writing are genuine, and that said instrument which is hereto attached is the identical one that affiants so witnessed and saw the said
Testator sign.

         IT IS THEREFORE BY THE COURT CONSIDERED, ORDERED AND ADJUDGED that said instrument be, and the same is hereby admitted to Probate and Record as and for the Last Will and Testament of Frederick C. Ballman, deceased.

         And it further appearing to the Court that in said Last Will and
Testament Hazel I. Ballman is named as Executrix to serve without bond.

         IT IS FURTHER BY THE COURT CONSIDERED, ORDERED, AND ADJUDGED that Hazel
I. Ballman be, and she is hereby, appointed Executrix of the estate of Frederick
C. Ballman, deceased, to serve without bond. And the Clerk of this Court is hereby ordered and directed to issue letters Testamentary to her.

                                                /s/ Jim Spears
                                                ------------------------------
                                                CIRCUIT JUDGE PROBATE DIVISION